UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

Colorado Wyoming Reserve Company

(Exact name of Registrant as specified in its charter)

Wyoming	000-09482	83-0246080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

751 Horizon Court, Suite 205, Grand Junction, Colorado	81506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 255-9995

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) (1) Colorado Wyoming Reserve Company (the "Company", or “CWYR”) is filing this Current Report on Form 8-K to announce changes to its management team. “Effective July 1, 2006, it has appointed Waseem A. Sayed Ph.D as President and Chief Executive Officer of the Company,” said Kim Fuerst, Chairman of the Company’s Board of Directors.

"Waseem has extensive general management experience across a wide variety of business sectors and I am delighted that he has agreed to become the Chief Executive of CWYR at an important time in the Company's development," said Kim.

"The Board of Directors is excited that Waseem has accepted the responsibility to help guide CWYR at this critical juncture. Waseem is intimately familiar with the challenges of the oil and gas business," said Kim Fuerst, Chairman of the Board.

"In addition to his strategic skills and knowledge of Oil and Gas science, the Company will benefit from his skill set as a private equity investor-these skills can be used to help CWYR grow," Kim stated.

Waseem A. Sayed Ph.D, is also elected by board members to serve as a member of the company’s board of directors, effective immediately.

Additional information may be found at: www.coloradowyomingreserve.com

Contacts:

Waseem A. Sayed Ph.D, Tel: 909-438-6337
Janfra Partners LLC, Tel: 562-693-9920

Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in the future periods to differ materially from possible results. These risks and uncertainties include, among other things, volatility of oil and gas prices, product demand, market competition, imprecision of reserve estimated and the Company’s ability to replace and expand oil and gas reserves. These and other risks are described in the Company’s annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO WYOMING RESERVE COMPANY

By:	/s/ Kim M. Fuerst
Name: Kim M. Fuerst
Title: Chairman

Dated: June 16, 2006